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                                                                       EXHIBIT L

                             Joint Filing Agreement

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                                                                       EXHIBIT L


                  Each of the undersigned hereby agrees that this Schedule 13D dated October 23, 2000, to which this Agreement is attached as Exhibit L, and any amendments thereto, may be filed on behalf of each such person.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated: November 2, 2000


                                          WEATHERFORD INTERNATIONAL, INC.

                                          By:    /s/ Burt M. Martin
                                                 ------------------------
                                          Name:  Burt M. Martin
                                          Title: Vice President - Legal

                                          WEUS HOLDING, INC.

                                          By:    /s/ Burt M. Martin
                                                 ------------------------
                                          Name:  Burt M. Martin
                                          Title: Assistant Secretary